Exhibit 4.1
Counterpart __ of 65

_________________________________________________________________
ENTERGY MISSISSIPPI, INC.
(formerly Mississippi Power & Light Company)
to
THE BANK OF NEW YORK MELLON
(formerly The Bank of New York)
(successor to Harris Trust Company of New York and Bank of Montreal Trust Company)

As Trustee under
Entergy Mississippi, Inc.’s
Mortgage and Deed of Trust, dated as of February 1, 1988
________________________________
THIRTY-FIFTH SUPPLEMENTAL INDENTURE
Relating to the Domestication and Conversion of Entergy Mississippi Inc.
from a Mississippi corporation to a Texas corporation

________________
Dated as of November 19, 2018
_____________________________
Prepared by
Wise Carter Child & Caraway, Professional Association
P.O. Box 651
Jackson, Mississippi 39205
(601) 968-5500
_________________________________________________________________

TABLE OF CONTENTS
Page

Parties	1

Recitals	1
ARTICLE I
DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.01.	Terms From the Indenture. 9

Section 1.02.	Certain Defined Terms. 9

Section 1.03.	References Are to Thirty-fifth Supplemental Indenture. 9

Section 1.04.	Number and Gender. 9
ARTICLE II
MISCELLANEOUS PROVISIONS

Section 2.01.	Acceptance of Trusts. 9

Section 2.02.	Effect of Thirty-fifth Supplemental Indenture under Louisiana Law. 9

Section 2.03.	Titles. 10

Section 2.04.	Counterparts. 10

Section 2.05.	Governing Law. 10

Section 2.06.	Recitals. 10

Signatures	S-1

Acknowledgments	S-3

10

THIRTY-FIFTH SUPPLEMENTAL INDENTURE
_________________________
THIRTY-FIFTH SUPPLEMENTAL INDENTURE, dated as of November 19, 2018, between ENTERGY MISSISSIPPI, INC. (formerly Mississippi Power & Light Company), a corporation of the State of Texas, whose post office address is P.O. Box 1640, Jackson, Mississippi 39215-1640 (tel. 504-576-4363) (the “Company”) and THE BANK OF NEW YORK MELLON (successor to Harris Trust Company of New York), a New York banking corporation of the State of New York, whose principal corporate trust office is located at 240 Greenwich Street, 7E, New York, New York 10286 (tel. 904-998-4724), as Trustee under the Mortgage and Deed of Trust, dated as of February 1, 1988, executed and delivered by the Company (herein called the “Original Indenture”; the Original Indenture together with any and all indentures and instruments supplemental thereto being herein called the “Indenture”);
WHEREAS, the Original Indenture has been duly recorded or filed as required in the States of Mississippi and Arkansas; and
WHEREAS, the Company has executed and delivered to the Trustee (such term and all other defined terms used herein and not defined herein having the respective definitions to which reference is made in Article I below) its First Supplemental Indenture, dated as of February 1, 1988, its Second Supplemental Indenture, dated as of July 1, 1988, its Third Supplemental Indenture, dated as of May 1, 1989, its Fourth Supplemental Indenture, dated as of May 1, 1990, its Fifth Supplemental Indenture, dated as of November 1, 1992, its Sixth Supplemental Indenture, dated as of January 1, 1993, its Seventh Supplemental Indenture, dated as of July 15, 1993, its Eighth Supplemental Indenture, dated as of November 1, 1993, its Ninth Supplemental Indenture, dated as of July 1, 1994, its Tenth Supplemental Indenture, dated as of April 1, 1995, its Eleventh Supplemental Indenture, dated as of June 1, 1997, its Twelfth Supplemental Indenture, dated as of April 1, 1998, its Thirteenth Supplemental Indenture, dated as of May 1, 1999, its Fourteenth Supplemental Indenture, dated as of May 1, 1999, its Fifteenth Supplemental Indenture, dated as of February 1, 2000, its Sixteenth Supplemental Indenture, dated as of January 1, 2001, its Seventeenth Supplemental Indenture, dated as of October 1, 2002, its Eighteenth Supplemental Indenture, dated as of November 1, 2002, its Nineteenth Supplemental Indenture, dated as of January 1, 2003, its Twentieth Supplemental Indenture, dated as of March 1, 2003, its Twenty-first Supplemental Indenture, dated as of May 1, 2003, its Twenty-second Supplemental Indenture, dated as of March 1, 2004, its Twenty-third Supplemental Indenture, dated as of April 1, 2004, its Twenty-fourth Supplemental Indenture, dated as of September 1, 2004, its Twenty-fifth Supplemental Indenture, dated as of January 1, 2006, its Twenty-sixth Supplemental Indenture, dated as of June 1, 2009, its Twenty-seventh Supplemental Indenture, dated as of April 1, 2010, its Twenty-eighth Supplemental Indenture, dated as of April 1, 2011, its Twenty-ninth Supplemental Indenture, dated as of May 1, 2011, its Thirtieth Supplemental Indenture, dated as of December 1, 2012, its Thirty-first Supplemental Indenture, dated as of March 1, 2014, its Thirty-second Supplemental Indenture, dated as of May 1, 2016, its Thirty-third Supplemental Indenture, dated as of September 1, 2016, and its Thirty-fourth Supplemental Indenture, dated as of November 1, 2017, each as a supplement to the Original Indenture, which Supplemental Indentures have been duly recorded or filed as required in the States of Mississippi and Arkansas; and
WHEREAS, pursuant to an Agreement and Plan of Merger dated as of March 18, 1999, Harris Trust Company of New York merged into Bank of Montreal Trust Company, Trustee under the Indenture, and effective July 1, 1999, the combined entity changed its name to Harris Trust Company of

New York. By virtue of Section 9.03 of the Original Indenture, Harris Trust Company of New York became successor Trustee under the Indenture, without execution of any paper or the performance of any further act on the part of any other parties to the Indenture; and
WHEREAS, effective June 30, 2000, Harris Trust Company of New York resigned as Trustee under the Indenture, and by an Instrument of Appointment of Successor Trustee the Company appointed The Bank of New York as successor Trustee, effective June 30, 2000, and The Bank of New York accepted said appointment; and
WHEREAS, effective June 30, 2000, Mark F. McLaughlin resigned as Co-Trustee under the Indenture, and by an Agreement of Resignation, Appointment and Acceptance the Company appointed Stephen J. Giurlando, as successor Co-Trustee, effective June 30, 2000, and Stephen J. Giurlando accepted said appointment; and
WHEREAS, effective July 1, 2008, The Bank of New York changed its name to The Bank of New York Mellon; and
WHEREAS, effective June 1, 2009, Stephen J. Giurlando resigned as Co-Trustee under the Indenture; and
WHEREAS, in addition to property described in the Original Indenture, as heretofore supplemented, the Company has acquired certain other property rights and interests in property; and
WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Indenture, the following series of bonds:

Series	Principal Amount Issued	Principal Amount Outstanding
14.65% Series due February 1, 1993	$55,000,000	None
14.95% Series due February 1, 1995	20,000,000	None
8.40% Collateral Series due December 1, 1992	12,600,000	None
11.11% Series due July 15, 1994	18,000,000	None
11.14% Series due July 15, 1995	10,000,000	None
11.18% Series due July 15, 1996	26,000,000	None
11.20% Series due July 15, 1997	46,000,000	None
9.90% Series due April 1, 1994	30,000,000	None
5.95% Series due October 15, 1995	15,000,000	None
6.95% Series due July 15, 1997	50,000,000	None
8.65% Series due January 15, 2023	125,000,000	None
7.70% Series due July 15, 2023	60,000,000	None
6 5/8% Series due November 1, 2003	65,000,000	None
8.25% Series due July 1, 2004	25,000,000	None
8.80% Series due April 1, 2005	80,000,000	None
6 7/8% Series due June 1, 2002	65,000,000	None
6.45% Series due April 1, 2008	80,000,000	None
6.20% Series due May 1, 2004	75,000,000	None
Floating Rate Series due May 3, 2004	50,000,000	None
Pollution Control Series A due July 1, 2022	32,850,000	None
7 3/4% Series due February 15, 2003	120,000,000	None
6.25% due February 1, 2003	70,000,000	None
6% Series due November 1, 2032	75,000,000	None
7.25% Series due December 1, 2032	100,000,000	None
5.15% Series due February 1, 2013	100,000,000	None
4.35% Series due April 1, 2008	100,000,000	None
4.95% Series due June 1, 2018	95,000,000	None
6.25% Series due April 1, 2034	100,000,000	None
4.65% Series due May 1, 2011	80,000,000	None
4.60% Pollution Control Series B due April 1, 2022	16,030,000	None
5.92% Series due February 1, 2016	100,000,000	None
6.64% Series due July 1, 2019	150,000,000	150,000,000
6.20% Series due April 15, 2040	80,000,000	None
6.0% Series due May 1, 2051	150,000,000	None
3.25% Series due June 1, 2016	125,000,000	None
3.10% Series due July 1, 2023 3.75% Series due July 1, 2024 2.85% Series due June 1, 2028	250,000,000 100,000,000 375,000,000	250,000,000 100,000,000 375,000,000
4.90% Series due October 1, 2066	260,000,000	260,000,000
3.25% Series due December 1, 2027	150,000,000	150,000,000

; and
WHEREAS, the laws of the State of Mississippi provide that a Mississippi corporation may domesticate into a Texas corporation by complying with the applicable provisions of Mississippi law and that the domesticated entity is the same entity without interruption as the domesticating entity; and

WHEREAS, the laws of the State of Texas provide that a Mississippi corporation may convert into a Texas corporation by complying with the applicable provisions of Texas law, and that the converting entity continues to exist without interruption in the organizational form of the converted entity; and
WHEREAS, the laws of the State of Mississippi further provide that, if a protected agreement, which may include the Indenture, contains a provision that applies to a merger of a domestic entity but does not refer to a domestication, the provision applies to a domestication of the entity as if the domestication were a merger until the provision is amended after January 1, 2015; and
WHEREAS, the Indenture does not refer to a domestication; and
WHEREAS, effective as of November 19, 2018, the Company changed its state of incorporation from Mississippi to Texas by domesticating and converting into a Texas corporation (the “2018 Domestication”); and
WHEREAS, subject to the provisions thereof, Section 15.01 of the Indenture permits the Company to merge into any corporation lawfully entitled to acquire or operate the same; and
WHEREAS, Section 15.02 of the Original Indenture provides, among other things, that if the Company shall merge into any other corporation, the successor corporation which shall have received such transfer, upon executing with the Trustee and causing to be recorded an indenture whereby such successor corporation shall expressly assume and agree to pay, duly and punctually, the principal of and interest and premium, if any, on the bonds issued under the Indenture in accordance with the provisions of said bonds and any coupons and of the Indenture, and shall agree to perform and fulfill all the covenants and conditions of the Indenture to be kept or performed by the Company, shall succeed to and be substituted for the Company with the same effect as if such successor corporation had been named in the Original Indenture, and shall have and may exercise under the Indenture the same powers and rights as the Company; and
WHEREAS, Section 15.03 of the Original Indenture provides, among other things, that if the Company, as permitted by Section 15.01 of the Indenture, shall merge into any other corporation, neither the Indenture nor the indenture with the Trustee to be executed and caused to be recorded by the successor corporation as in Section 15.02 of the Original Indenture provided, shall, unless such indenture shall otherwise provide, become or be or be required to become or be a lien upon any of the properties, rights or franchises then owned or thereafter acquired by the successor corporation (by purchase, consolidation, merger, donation, construction, erection or in any other way) except (a) those acquired by the successor corporation from the Company, and improvements, extensions and additions thereto and renewals and replacements thereof, (b) the property made and used by the successor corporation as the basis under any of the provisions of the Indenture for the authentication and delivery of additional bonds or the withdrawal of cash or the release of property, and (c) such franchises, repairs and additional property as may be acquired, made or constructed by the successor corporation (1) to maintain, renew and preserve the franchises covered by the Indenture, or (2) to maintain the property mortgaged and intended to be mortgaged under the Indenture as an operating system or systems in good repair, working order and condition, or (3) in rebuilding or renewal of property, subject to the Lien of the Indenture, damaged or destroyed, or (4) in replacement of or substitution for machinery, apparatus, equipment, frames, towers, poles, wire, pipe, rails, ties, switches, tools, implements and furniture, subject to the Lien of the Indenture, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operation of the property mortgaged and intended to be mortgaged under the Indenture; and

WHEREAS, Section 19.04 of the Original Indenture provides, among other things, that the Company may enter into any further covenants, limitations, restrictions or provisions for the benefit of any one or more series of bonds issued under the Indenture by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to be recorded in all of the states in which any property at the time subject to the Lien of the Indenture shall be situated; and
WHEREAS, the Company is lawfully entitled to assume or operate the Mortgaged and Pledged Property; and
WHEREAS, Section 19.04 of the Original Indenture provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Indenture, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted, or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations, restrictions or provisions for the benefit of any one or more series of bonds issued thereunder by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to be recorded in all of the states in which any property at the time subject to the Lien of the Indenture shall be situated; and
WHEREAS, pursuant to and in accordance with said Sections 15.01 of the Indenture and 15.02 and 19.04 of the Original Indenture, the Company now desires to execute with the Trustee and to cause to be recorded an indenture of the tenor aforesaid; and
WHEREAS, the execution, delivery and recordation by the Company of this Thirty-fifth Supplemental Indenture have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors; and
NOW, THEREFORE, THIS THIRTY-FIFTH SUPPLEMENTAL INDENTURE WITNESSETH: That the Company, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, and in order to further secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Indenture, according to their tenor and effect and the performance of all provisions of the Indenture and of said bonds, and in compliance with, in satisfaction of and pursuant to the provisions of Sections 15.01 of the Indenture and 15.02 of the Original Indenture, (A) hereby assumes and agrees to pay, duly and punctually, the principal of, and interest and premium, if any, on the bonds issued and now outstanding under the Indenture in accordance with the provisions of said bonds and of any appurtenant coupons and of the Indenture, and agrees to duly and punctually observe, perform and fulfill all the covenants and conditions of the Indenture to be kept or performed by the Company thereunder; and (B) hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, hypothecates, affects, pledges, sets over and confirms a security interest unto THE BANK OF NEW YORK MELLON, as Trustee, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Original Indenture), in (a) all of the Mortgaged and Pledged Property owned by the Company immediately after the 2018 Domestication (including, but not limited to, that located in the following counties in the State of Mississippi: Adams, Amite, Attala, Bolivar, Calhoun, Carroll, Choctaw, Claiborne, Coahoma, Copiah, Covington, DeSoto, Franklin, Grenada, Hinds, Holmes, Humphreys, Issaquena, Jefferson, Jefferson Davis, Lawrence, Leake, Leflore, Lincoln, Madison, Montgomery, Panola, Pike, Quitman, Rankin, Scott, Sharkey, Simpson, Smith, Sunflower, Tallahatchie, Tate, Tunica, Walthall, Warren, Washington, Webster, Wilkinson, Yalobusha and Yazoo; and in Independence County, Arkansas) and improvements, extensions and additions thereto and renewals and replacements thereof, (b) the property made and used by the Company as the basis under any of the provisions of the Indenture for the authentication and delivery of additional bonds or the withdrawal of cash or the release of property, (c) such franchises, repairs and additional property as may be acquired, made or constructed by the Company (1) to maintain, renew and preserve the franchises covered by the Indenture, or (2) to maintain the property mortgaged and intended to be mortgaged under the Indenture, as an operating system or systems in good repair, working order and condition, or (3) in rebuilding or renewal of property, subject to the Lien of the Indenture, damaged or destroyed, or (4) in replacement of or substitution for machinery, apparatus, equipment, frames, towers, poles, wire, pipe, rails, ties, switches, tools, implements and furniture, subject to the Lien of the Indenture, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operation of the property mortgaged and intended to be mortgaged under the Indenture, and (d) all properties of the Company real, personal and mixed, of any kind or nature (except as in the Indenture expressly excepted), subject to the provisions of Section 15.03 of the Original Indenture, acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the 2018 Domestication and wheresoever situated, including (without in anyway limiting or impairing by the enumeration of the same, the scope and intent of the foregoing or of any general description contained in the Indenture) all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same; all power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, waterways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, street lighting systems, standards and other equipment incidental thereto; all telephone, radio and television systems, air conditioning systems and equipment incidental thereto, water wheels, water works, water systems, steam heat and hot water plants, substations, electric, gas and water lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, turbines, electric, gas and other machines, prime movers, regulators, meters, transformers, generators (including, but not limited to, engine driven generators and turbogenerator units), motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, towers, overhead conductors and devices, underground conduits, underground conductors and devices, wires, cables, tools, implements, apparatus, storage battery equipment, and all other fixtures and personalty; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith and (except as in the Indenture expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property described in the Indenture.
TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in any way appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 11.01 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, rights and franchises and every part and parcel thereof.
IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 15.03 of the Original Indenture, all the property, rights and franchises acquired by the Company (by purchase,

consolidation, merger, donation, construction, erection or in any other way) after the date hereof (except as in the Indenture expressly excepted) shall be and are as fully granted and conveyed by the Indenture and as fully embraced within the Lien of the Indenture as if such property, rights and franchises were now owned by the Company and were specifically described in the Indenture and granted and conveyed by the Indenture.
PROVIDED that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder, nor is a security interest therein hereby granted or intended to be granted, and the same are hereby expressly excepted from the Lien and operation of the Indenture, viz: (1) cash, shares of stock, bonds, notes and other obligations and other securities not in the Indenture specifically pledged, paid, deposited, delivered or held under the Indenture or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business or for the purpose of repairing or replacing (in whole or part) any rolling stock, buses, motor coaches, automobiles or other vehicles or aircraft or boats, ships, or other vessels and any fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; boats, ships and other vessels; all timber, minerals, mineral rights and royalties; (3) bills, notes and other instruments and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Indenture or covenanted so to be; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the Lien of the Indenture; (5) electric energy, gas, water, steam, ice, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; (6) any natural gas wells or natural gas leases or natural gas transportation lines or other works or property used primarily and principally in the production of natural gas or its transportation, primarily for the purpose of sale to natural gas customers or to a natural gas distribution or pipeline company, up to the point of connection with any distribution system, and any natural gas distribution system; (7) the Company’s franchise to be a corporation; and (8) any property heretofore released pursuant to any provisions of the Indenture; provided, however, that the property and rights expressly excepted from the Lien and operation of the Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XII of the Indenture by reason of the occurrence of a Default.
TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed or in which a security interest has been granted by the Company as aforesaid, or intended so to be (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Original Indenture), unto THE BANK OF NEW YORK MELLON, and its successors and assigns forever.
IN TRUST NEVERTHELESS, upon the terms and trusts in the Indenture set forth, for the equal pro rata benefit and security of all and each of the bonds and coupons issued and to be issued under the Indenture, or any of them, in accordance with the terms of the Indenture, without preference, priority or distinction as to the Lien of any of said bonds and coupons over any others thereof by reason of priority in the time of the issue or negotiation thereof, or otherwise howsoever, subject to the provisions in the Indenture set forth in reference to extended, transferred or pledged coupons and claims for interest; it being intended that, subject as aforesaid, the Lien and security of all of said bonds and coupons of all series issued or to be issued under the Indenture shall take effect from the date of the initial issuance of bonds under the Indenture, and that the Lien and security of the Indenture shall take effect from said date as though all of the said bonds of all series were actually authenticated and delivered and issued upon such date.
PROVIDED, HOWEVER, these presents are upon the condition that if the Company, its successors or assigns, shall pay or cause to be paid, the principal of and interest on said bonds, together with the premium, if any, payable on such of said bonds as may have been called for redemption prior to maturity, or shall provide, as permitted hereby, for the payment thereof by depositing with the Trustee the entire amount due or to become due thereon for principal and interest, and if the Company shall also pay or cause to be paid all other sums payable hereunder by it, then the Indenture and the estate and rights granted under the Indenture shall cease, determine and be void, otherwise to be and remain in full force and effect.
AND IT IS HEREBY COVENANTED, DECLARED AND AGREED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Indenture shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustee and its successor or successors as Trustee in such trust in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Original Indenture and had been specifically and at length described in and conveyed to said Trustee by the Original Indenture as a part of the property therein stated to be conveyed.
The Company further covenants and agrees to and with the Trustee and its successor or successors in such trust as follows:
ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

SECTION 1.01.    Terms From the Indenture.

All defined terms used in this Thirty-fifth Supplemental Indenture and not otherwise defined herein shall have the respective meanings ascribed to them in the Indenture.
SECTION 1.02.    Certain Defined Terms.

As used in this Thirty-fifth Supplemental Indenture, the following defined terms shall have the respective meanings specified unless the context clearly requires otherwise:
The term “2018 Domestication” shall have the meaning specified in the recitals above.
SECTION 1.03.    References Are to Thirty-fifth Supplemental Indenture.

Unless the context otherwise requires, all references herein to “Articles,” “Sections” and other subdivisions refer to the corresponding Articles, Sections and other subdivisions of this Thirty-fifth Supplemental Indenture, and the words “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Thirty-fifth Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision hereof or to the Original Indenture or any other supplemental indenture thereto.

SECTION 1.04.    Number and Gender.

Unless the context otherwise requires, defined terms in the singular include the plural, and in the plural include the singular. The use of a word of any gender shall include all genders.
ARTICLE II

MISCELLANEOUS PROVISIONS
SECTION 2.01.    Acceptance of Trusts.

The Trustee hereby accepts the trusts herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Indenture set forth and upon the following terms and conditions:
The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Thirty-fifth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company. In general, each and every term and condition contained in Article XVI of the Indenture shall apply to and form part of this Thirty-fifth Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Thirty-fifth Supplemental Indenture.
SECTION 2.02.    Effect of Thirty-fifth Supplemental Indenture under Louisiana Law.

It is the intention and it is hereby agreed that, so far as concerns that portion of the Mortgaged and Pledged Property situated within the State of Louisiana, if any, the general language of conveyance contained in this Thirty-fifth Supplemental Indenture is intended and shall be construed as words of hypothecation and not of conveyance and that, so far as the said Louisiana property is concerned, this Thirty-fifth Supplemental Indenture shall be considered as an act of mortgage and pledge under the laws of the State of Louisiana, and the Trustee herein named is named as mortgagee and pledgee in trust for the benefit of itself and of all present and future holders of bonds issued under the Indenture and any coupons thereto issued hereunder, and is irrevocably appointed special agent and representative of the holders of such bonds and coupons and vested with full power in their behalf to effect and enforce the mortgage and pledge hereby constituted for their benefit, or otherwise to act as herein provided for.
SECTION 2.03.    Titles.

The titles of the several Articles and Sections of this Thirty-fifth Supplemental Indenture and the table of contents shall not be deemed to be any part hereof.
SECTION 2.04.    Counterparts.

This Thirty-fifth Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

SECTION 2.05.    Governing Law.

The internal laws of the State of New York shall govern this Thirty-fifth Supplemental Indenture, except to the extent that the validity or perfection of the Lien of the Indenture, or remedies thereunder, are governed by the laws of a jurisdiction other than the State of New York.
SECTION 2.06.    Recitals.

The recitals set forth in the initial pages of this Thirty-fifth Supplemental Indenture are incorporated herein by reference, and this Thirty-fifth Supplemental Indenture shall be construed in the light thereof.

IN WITNESS WHEREOF, ENTERGY MISSISSIPPI, INC. has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its Chairman of the Board, Chief Executive Officer, President, one of its Vice Presidents, its Treasurer, or one of its Assistant Treasurers and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, and THE BANK OF NEW YORK MELLON has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents, Senior Associates or Associates and such signature to be attested by one of its Vice Presidents, Senior Associates or Associates for and on its behalf, all as of the day and year first above written.

ENTERGY MISSISSIPPI, INC.
By:	/s/ Steven C. McNeal
Steven C. McNeal Vice President and Treasurer

Attest:

/s/ Dawn Balash

Dawn Balash Assistant Secretary

THE BANK OF NEW YORK MELLON,
as Trustee
By:	/s/ Laurence J. O’Brien
Name: Laurence J. O’Brien
Title:Vice President

Attest:

/s/ Latoya S. Elvin

Name: Latoya S. Elvin Title: Vice President

STATE OF LOUISIANA    )
)    ss.:
PARISH OF ORLEANS    )
On the 19th day of November, 2018, before me appeared Steven C. McNeal, to me personally known, who, being by me duly sworn, did say that he is the Vice President and Treasurer of ENTERGY MISSISSIPPI, INC., and that the seal affixed to the above instrument is the seal of said entity and that said instrument was signed and sealed in behalf of said entity by authority of its Board of Directors, and said Steven C. McNeal acknowledged said instrument to be the free act and deed of said entity.
On the 19th day of November, 2018, before me personally came Steven C. McNeal, to me known, who, being by me duly sworn, did depose and say that he resides at 7903 Winner’s Circle, Mandeville, Louisiana 70448; that he is the Vice President and Treasurer of ENTERGY MISSISSIPPI, INC., one of the entities described in and which executed the above instrument; that he knows the seal of said entity; that the seal affixed to said instrument is such seal; that it was so affixed by order of the Board of Directors of said entity; and that he signed his name thereto by like order.
/s/ Mark Grafton Otts
Mark Grafton Otts
State of Louisiana, Parish of Jefferson
Notary Public Identification No. 4430
My Commission expires at my death

STATE OF NEW JERSEY    )
)ss.:
COUNTY OF PASSAIC    )
On this 19th day of November, 2018, before me appeared Laurence J. O’Brien to me personally known or proved to me on the basis of satisfactory evidence and, who, being by me duly sworn, did say that he is a Vice President of THE BANK OF NEW YORK MELLON, and that the seal affixed to the above instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said Vice President acknowledged said instrument to be the free act and deed of said corporation.
On the 19th day of November, 2018, before me personally came Latoya S. Elvin, to me known or proved to me on the basis of satisfactory evidence and, who, being by me duly sworn, did depose and say that she resides in Bogota, New Jersey; that she is a Vice President of THE BANK OF NEW YORK MELLON, one of the corporations described in and which executed the above instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that she signed her name thereto by like order.

/s/ Rick J. Fierro
Rick J. Fierro Notary Public State of New Jersey My Commission Expires Nov. 24, 2019